DENTSPLY SIRONA Inc. Supplemental Unaudited Financial Data for the Year Ended December 31, 2021 and Year Ended December 31, 2022 ($ in millions) Segment Information As previously announced, DENTSPLY SIRONA Inc. (the “Company”) made certain changes in the reporting structure for its global business units effective April 1, 2023 which resulted in a change in reportable segments beginning in the second quarter of 2023. The new structure consists of four reportable segments: •Connected Technology Solutions, consisting of the Company’s equipment, instruments and CAD/CAM businesses; •Essential Dental Solutions, consisting of the Company’s endodontic, restorative and preventive consumables businesses; •Orthodontic and Implant Solutions, consisting of the Company’s implant systems and aligner solutions; and •Wellspect Healthcare, consisting of the Company’s urology catheters and other healthcare-related consumable business. The Company previously provided supplemental information to provide investors with historical information consistent with the change in reportable segments for the year ended December 31, 2022, which was furnished as an exhibit to its Current Report on Form 8-K filed on August 2, 2023. The information provided in this exhibit is being furnished to provide incremental unaudited historical information on the basis of the new reportable segments for the previously reported year ended December 31, 2021. The supplemental financial information does not represent a restatement or reissuance of previously issued financial statements, and no changes have been made to the previously provided comparative information for the year ended December 31, 2022. Use and Definitions of Non-GAAP Financial Measures The tables below summarize, for the periods indicated, the unaudited revised reportable segment and other supplemental data of the Company. In addition to results prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”), the Company provides certain measures which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. The tables included in this supplement present Non-GAAP financial measures, including segment adjusted operating income based on the revised reportable segments effective April 1, 2023. The Non-GAAP measures presented are reconciled to comparable US GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items impacting the comparability of results from period to period which may not be indicative of past or future performance of the Company. The reconciliations below should be read in conjunction with the applicable financial statements and accompanying notes included in the Company’s Form 10-K for the year ended December 31, 2022 and Amendment No. 1 to the Company’s Form 10-K for the year ended December 31, 2021. Segment Adjusted Operating Income (Loss) Segment adjusted operating income (loss) is computed by excluding income taxes, certain corporate headquarters unallocated costs, interest expense, net, other expense (income), net and the following items from operating income (loss) as reported in accordance with US GAAP: (1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include charges related to legal settlements, executive separation costs, write-offs of inventory as a result of product rationalization, and changes in accounting principles recorded within the period. This category also includes costs related to the recent investigations, related ongoing legal matters and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs. (3) Goodwill and intangible asset impairments. These adjustments include charges related to goodwill and intangible asset impairments. (4) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company. (5) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company. The Company's segment information was as follows: Net Sales Annual Results (in millions) 2022 2021 Connected Technology Solutions 1,219$ 1,348$ Essential Dental Solutions 1,427 1,516 Orthodontic and Implant Solutions 1,006 1,064 Wellspect Healthcare 270 303 Total net sales 3,922$ 4,231$ Segment Adjusted Operating Income Annual Results (in millions) 2022 2021 Connected Technology Solutions 161$ 267$ Essential Dental Solutions 467 511 Orthodontic and Implant Solutions 193 217 Wellspect Healthcare 73 87 Segment adjusted operating income 894 1,082 Reconciling items expense (income): All other (a) 318 229 Goodwill and intangible asset impairments 1,187 - Restructuring and other costs 114 17 Interest expense, net 60 55 Other expense (income), net 58 8 Amortization of intangible assets 209 222 Depreciation resulting from the fair value step-up of property, plant, and equipment from business combinations 3 6 (Loss) income before income taxes (1,055)$ 545$ (a) Includes the results of unassigned Corporate headquarters costs. DENTSPLY SIRONA INC. AND SUBSIDIARIES (unaudited Non-GAAP)